UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2007

Commission file number: 000-51364

Sino Gas International Holdings, Inc.
(Exact name of small business issuer as specified in its charter)

Utah	32-0028823
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

The Farmhouse
558 Lime Rock Road
Lime Rock, Connecticut 06039
Telephone: (860) 435-7000
(Address of Principal Executive Offices)

Tel. No.: 011-86-10-82600527
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01	Other Events

On January 23, 2007, Sino Gas International Holdings, a Utah corporation (the “Company”), issued a press release (the “Press Release”) to announce that, on January 15, 2007, Beijing Zhong Ran Wei Ye Gas Co., Ltd. (“Beijing Gas”), a wholly-owned indirect subsidiary of the Company and a limited liability company organized under the laws of the People’s Republic of China (the “PRC”), entered into a Stock Transfer Agreement (the “Agreement”) with the shareholders of Beijing Chenguang Gas Ltd., Co. (“Beijing Chenguang”), a limited liability company organized under the laws of the PRC, pursuant to which Beijing Gas will acquire all the capital stock of Beijing Chenguang for a purchase price of 26,000,000 RMB (or approximately USD3.35 million) in cash. Upon consummation of the transactions contemplated by the Agreement, Beijing Chenguang will become a wholly-owned subsidiary of Beijing Gas.

On January 19, 2007, the Company filed a Current Report on Form 8-K to report the entry into the Agreement.

Please refer to the Press Release attached hereto as an exhibit to this Current Report on Form 8-K for additional information regarding the Reverse Stock-Split.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated January 23, 2007 issued by the Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO GAS INTERNATIONL HOLDINGS, INC.

By:	/s/ Liu Yu Chuan
Name:	Liu Yu Chuan
Title:	Chief Executive Officer, President & Chairman

Date: January 23, 2007